Exhibit 99.1
LIONSGATE REPORTS REVENUES OF $976.7 MILLION FOR FISCAL 2007
COMPARED TO $945.4 MILLION IN PRIOR YEAR; PRETAX INCOME IS $35.2 MILLION
COMPARED TO $0.6 MILLION IN PRIOR YEAR; NET INCOME OF $27.5 MILLION
INCREASES FROM NET INCOME OF $6.1 MILLION IN PRIOR YEAR
Santa Monica, CA, and Vancouver, BC, May 30, 2007 — Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, reported revenues of $976.7 million, pretax income of $35.2 million and adjusted pretax income (a non-GAAP metric) of $43.9 million for its fiscal year ended March 31, 2007, the Company announced today. Adjusted pretax income in fiscal 2007 of $43.9 million compared to adjusted pretax income of $2.0 million in fiscal 2006. Adjusted pretax income is defined as income before income taxes adjusted to add back expenses associated with stock appreciation rights and non-cash charges for restricted stock units and stock options. The Company reported net income of $27.5 million for fiscal 2007 compared to net income of $6.1 million in the prior year.
Lionsgate reported diluted net income per common share of $0.25 on 111.2 million weighted average common shares outstanding compared to diluted net income per common share of $0.06 on 106.1 million weighted average common shares outstanding in the prior year. The Company reported free cash flow (a non-GAAP metric) of $114.2 million for fiscal 2007.
“We are pleased that our entire diversified portfolio of businesses contributed to our strong financial performance in fiscal 2007,” said Lionsgate Chief Executive Officer Jon Feltheimer. “With a healthy cash position, strong free cash flow from our library, a large filmed entertainment backlog and a new theatrical slate financing agreement in place, we are well positioned to continue to build asset value for our shareholders.”
Feltheimer noted that Lionsgate had total cash and auction rate securities of approximately $289 million on its balance sheet at the end of fiscal 2007 as well as a filmed entertainment backlog of $320.2 million (which includes the backlog of approximately $64.3 million from Lionsgate’s recently-acquired television syndication company Debmar-Mercury). He also cited the strong performance of Lionsgate’s 11,000-plus-title library, which generated record revenues of $256 million, a 21% increase from the prior year, as an important foundation for future growth.
Overall motion picture revenue for fiscal 2007 was $858.2 million, an increase of 6% as gains in television from motion pictures, international and continued strength in all segments of home entertainment more than offset a decline in theatrical revenue. Within this segment, theatrical revenue of $107.9 million during the fiscal year decreased 26% compared to $145.5 million in the prior year. Principal revenue contributors for the year were the theatrical releases SAW III, CRANK, EMPLOYEE OF THE MONTH, Tyler Perry’s DADDY’S LITTLE GIRLS, THE DESCENT, SEE NO EVIL, HAPPILY N’EVER AFTER and AKEELAH AND THE BEE, which generated less at the theatrical box office than the prior year’s slate which included SAW II, Tyler Perry’s MADEA’S FAMILY REUNION, HOSTEL and CRASH.
However, television revenue included in motion pictures was $109.3 million in fiscal 2007, an increase of 50% compared to $72.9 million in fiscal 2006, driven by more theatrical titles with television windows opening in fiscal 2007 such as HOSTEL, SAW II, Tyler Perry’s MADEA’S FAMILY REUNION, LORD OF WAR, LARRY THE CABLE GUY: HEALTH INSPECTOR and AKEELAH AND THE BEE.

International revenue was $105.2 million, an increase of 72% compared to $61.2 million in fiscal 2006, driven by revenue contributions of $45.0 million from Lionsgate U.K. (formerly Redbus Film Distribution), which distributed AN AMERICAN HAUNTING, DIRTY DANCING, HARD CANDY, REVOLVER, SAW III and WICKER MAN during fiscal 2007. Other international titles showing strength included CRANK, SAW, SAW II and THE LOST CITY.
Home video revenue of $528.3 million compared to $527.2 million in the prior year. Despite the slight decline in theatrical box office results, home entertainment revenues remained strong as Lionsgate’s theatrical titles continued to outperform their theatrical revenues on DVD, with SAW III, CRANK, EMPLOYEE OF THE MONTH, Tyler Perry’s MADEA’S FAMILY REUNION, MADEA GOES TO JAIL, Best Picture Academy Award ® winner CRASH, THE DESCENT, AKEELAH AND THE BEE, SEE NO EVIL and AN AMERICAN HAUNTING all making significant revenue contributions. Lionsgate achieved one of its best home entertainment revenue performances in the fourth quarter of fiscal 2007, with SAW III and CRANK debuting at number one on the North American DVD sales charts.
Television production revenue of $118.5 million declined by 11% compared to $132.9 million in the prior year as fewer episodes were delivered during fiscal 2007 due to timing. Prime time series contributing to revenues included THE DRESDEN FILES (SciFi Network), HIDDEN PALMS (CW), WILDFIRE Season 3 (ABC Family), the hit comedy WEEDS Season 2 (Showtime), DIRTY DANCING: THE REALITY SERIES (WE), LOVESPRING INTERNATIONAL (Lifetime) and I PITY THE FOOL (TV Land). Revenue from television movies and miniseries increased due to the success of THE LOST ROOM miniseries (SciFi) and THE STAIRCASE MURDERS television movie (Lifetime). Revenue from video releases of television production was $8.4 million in fiscal 2007 compared to $2.4 million in the prior year due primarily to the successful release of WEEDS Season One on DVD.
Lionsgate plans a strong slate of television programming scheduled to air in fiscal 2008, including MAD MEN, the first scripted series for AMC, THE KILL POINT (Spike TV), the third season of the Golden Globe ® -winning WEEDS (Showtime), the fourth season of WILDFIRE (ABC Family) and the sixth broadcast season of THE DEAD ZONE (USA), currently shooting in Montreal.
During the fourth quarter of fiscal 2007 (period ended March 31, 2007), Lionsgate reported revenues of $331.6 million, an increase of 6% compared to revenues of $312.3 million in the prior year’s fourth quarter. Pretax income of $33.9 million in this year’s fourth quarter compared to pretax income of $34.3 million for the prior year’s fourth quarter. Net income of $25.0 million in the fourth quarter of fiscal 2007 declined 36% compared to net income of $38.9 million in the previous year’s fourth quarter. Diluted income per share of $0.19 on 144.9 million weighted average common shares outstanding compared to diluted income per share of $0.27 on 143.5 million weighted average common shares outstanding in the prior year’s fourth quarter.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2007 financial results and provide fiscal 2008 guidance at 9:00 A.M. ET/6:00 A.M. PT, Thursday, May 31, 2007. Interested parties may participate live in the conference call by calling 1-888-428-4480 (1-612-234-9960 outside the U.S. and Canada). A full digital replay will be available from Thursday morning, May 31, through Thursday, June 7, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 871581.
Lionsgate is the leading independent filmed entertainment studio, winning the 2006 Best Picture Academy Award ® for CRASH, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 11,000 motion picture titles and television episodes is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
* * * * *

For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kelli Easterling
Lionsgate
310-255-4929
keasterling@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business, the success of our fiscal 2008, and the timing of revenues expected from our upcoming television series. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on May 30, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The tables attached to this press release include reconciliations of non-GAAP financial measures to GAAP financial measures.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2007	2006
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$51,497	$46,978
Restricted cash	4,915	820
Investments — auction rate securities	237,379	167,081
Investments — equity securities	125	14,921
Accounts receivable, net of reserve for video returns and allowances of $77,691 (March 31, 2006		—
$73,366) and provision for doubtful accounts of $6,345 (March 31, 2006 - $10,934)	130,496	182,659
Investment in films and television programs	493,140	417,750
Property and equipment	13,095	7,218
Goodwill	187,491	185,117
Other assets	18,957	30,705

	$1,137,095	$1,053,249

LIABILITIES
Accounts payable and accrued liabilities	$155,617	$188,793
Unpresented bank drafts	—	14,772
Participation and residuals	171,156	164,326
Film obligations	167,884	120,661
Subordinated notes	325,000	385,000
Deferred revenue	69,548	30,427

	889,205	903,979

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 116,970,280 at March 31, 2007 and 104,422,765 at March 31, 2006 shares issued and outstanding	398,836	328,771
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted share units	—	5,178
Unearned compensation	—	(4,032)
Accumulated deficit	(149,651)	(177,130)
Accumulated other comprehensive loss	(1,295)	(3,517)

	247,890	149,270

	$1,137,095	$1,053,249

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended	Year Ended	Year Ended
	March 31,	March 31,	March 31,
	2007	2006	2005
	(Amounts in thousands, except per share amounts)
Revenues	$976,740	$945,385	$838,097
Expenses:
Direct operating	436,818	458,990	353,790
Distribution and marketing	404,410	399,299	364,281
General and administration	90,782	69,936	69,258
Depreciation	2,786	1,817	2,370

Total expenses	934,796	930,042	789,699

Operating income	41,944	15,343	48,398

Other expenses (income):
Interest expense	17,832	18,860	25,318
Interest rate swaps mark-to-market	—	123	(2,453)
Interest and other income	(11,930)	(4,304)	(3,440)
Gain on sale of equity securities	(1,722)	—	—
Minority interests	—	—	107

Total other expenses, net	4,180	14,679	19,532

Income before equity interests and income taxes	37,764	664	28,866
Equity interests	(2,605)	(74)	(200)

Income before income taxes	35,159	590	28,666
Income tax provision (benefit)	7,680	(1,030)	8,747

Income before discontinued operations	27,479	1,620	19,919
Income from discontinued operations (including gain on sale in 2006 of $4,872), net of tax of nil, $2,464 and $200	—	4,476	362

Net income	$27,479	$6,096	$20,281

Basic Per Share Data:
Basic Income Per Common Share From Continuing Operations	$0.25	$0.02	$0.20
Basic Income Per Common Share From Discontinued Operations	—	0.04	0.01

Basic Net Income Per Common Share	$0.25	$0.06	$0.21

Diluted Per Share Data:
Diluted Earnings Per Common Share From Continuing Operations	$0.25	$0.02	$0.19
Diluted Earnings Per Common Share From Discontinued Operations	—	0.04	0.01

Diluted Net Income Per Common Share	$0.25	$0.06	$0.20

Weighted average number of common shares outstanding:
Basic	108,398	103,066	97,610
Diluted	111,164	106,102	103,375

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

									Accumulated
			Series B		Restricted			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Loss	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2004	93,615,896	$280,501	10	$—	$—	$—	$(203,507)		$(7,385)	$69,609
Exercise of stock options	4,991,141	13,871								13,871
Exercise of warrants	3,220,867	10,842								10,842
Issuance of common shares to directors for services	15,804	137								137
Impact of previously modified stock options	—	311								311
Comprehensive income (loss)
Net income							20,281	$20,281		20,281
Foreign currency translation adjustments								2,374	2,374	2,374
Net unrealized loss on foreign exchange contracts								(286)	(286)	(286)

Comprehensive income								$22,369		—

Balance at March 31, 2005	101,843,708	305,662	10	—	—	—	(183,226)		(5,297)	117,139
Exercise of stock options	361,310	1,408								1,408
Issuance of common shares to directors for services	20,408	203								203
Impact of previously modified stock options	—	27								27
Issuance of common shares in connection with acquisition of film assets	399,042	3,775								3,775
Issuance of common shares in connection with acquisition of common shares of Image Entertainment	1,104,004	11,537								11,537
Issuance of common shares in connection with acquisition of Redbus	643,460	5,643								5,643
Issuance of restricted share units					5,694	(5,694)				—
Amortization of restricted share units						1,662				1,662
Vesting of restricted share units	50,833	516			(516)					—
Comprehensive income (loss)
Net income							6,096	$6,096		6,096
Foreign currency translation adjustments								2,223	2,223	2,223
Net unrealized loss on foreign exchange contracts								(356)	(356)	(356)
Unrealized loss on investments — available for sale								(87)	(87)	(87)

Comprehensive income								$7,876

Balance at March 31, 2006	104,422,765	328,771	10	—	5,178	(4,032)	(177,130)		(3,517)	149,270
Reclassification of unearned compensation and restricted share common units upon adoption of SFAS No. 123(R )		1,146			(5,178)	4,032				—
Exercise of stock options	1,297,144	4,277								4,277
Stock based compensation, net of share units withholding tax obligations of $504	113,695	6,517								6,517
Issuance of common shares to directors for services	25,568	238								238
Conversion of 4.875% notes, net of unamortized issuance costs	11,111,108	57,887								57,887
Comprehensive income (loss)
Net income							27,479	$27,479		27,479
Foreign currency translation adjustments								1,876	1,876	1,876
Net unrealized gain on foreign exchange contracts								259	259	259
Unrealized gain on investments — available for sale								87	87	87

Comprehensive income								$29,701		—

Balance at March 31, 2007	116,970,280	$398,836	10	$—	$—	$—	$(149,651)		$(1,295)	$247,890

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Year Ended
	March 31,	March 31,	March 31,
	2007	2006	2005
	(Amounts in thousands)
Operating Activities:
Net income	$27,479	$6,096	$20,281
Income from discontinued operations	—	4,476	362

Income from continuing operations	27,479	1,620	19,919
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation of property and equipment	2,786	1,817	2,370
Amortization and write-off of deferred financing costs	3,756	3,804	6,945
Amortization of films and television programs	241,640	253,279	213,346
Amortization of intangible assets	884	2,004	2,192
Non-cash stock-based compensation	7,259	1,881	448
Interest rate swaps mark-to-market	—	123	(2,453)
Gain on disposition of assets	—	—	(666)
Gain on sale of equity securities	(1,722)	—	—
Deferred income taxes	6,780	297	6,283
Minority interests	—	—	107
Equity interests	2,605	74	200
Changes in operating assets and liabilities:
Restricted cash	(4,095)	2,093	(2,913)
Accounts receivable, net	79,704	(33,459)	(21,077)
Investment in films and television programs	(297,149)	(284,711)	(171,272)
Other assets	7,448	(7,892)	(2,149)
Accounts payable and accrued liabilities	(38,509)	49,155	4,043
Unpresented bank drafts	(14,772)	14,772	—
Participation and residuals	3,261	68,676	18,718
Film obligations	42,011	78,542	(3,124)
Deferred revenue	38,451	(31,643)	23,888

Net Cash Flows Provided By Operating Activities — continuing operations	107,817	120,432	94,805
Net Cash Flows Provided By Operating Activities — discontinued operations	—	2,580	691

Net Cash Flows Provided By Operating Activities	107,817	123,012	95,496

Investing Activities:
Purchases of investments — auction rate securities	(865,750)	(307,031)	—
Sales of investments — auction rate securities	795,448	139,950	—
Purchases of investments — equity securities	(122)	(3,470)	—
Sales of investments — equity securities	390	—	—
Funding of joint venture — FEARnet			(5,116)
Cash received from sale of investment	—	2,945	—
Cash received from disposition of assets, net	—	34,860	1,172
Acquisition of Debmar, net of cash acquired			(24,119)
Acquisition of Redbus, net of cash acquired	—	(27,138)	—
Purchases of property and equipment	(8,348)	(5,555)	(2,618)

Net Cash Flows Used In Investing Activities — continuing operations	(107,617)	(165,439)	(1,446)
Net Cash Flows Provided By Investing Activities — discontinued operations	—	105	134

Net Cash Flows Used In Investing Activities	(107,617)	(165,334)	(1,312)

Financing Activities:
Exercise of stock options	4,277	1,408	24,713
Financing fees	—	(546)	(1,612)
Increase in subordinated notes, net of issue costs	—	—	314,822
Repayment of subordinated notes	—	(5,000)	—
Repayment of bank loans	—	—	(325,111)
Repayment of mortgages payable	—	(16,224)	—

Net Cash Flows Provided By (Used In) Financing Activities — continuing operations	4,277	(20,362)	12,812
Net Cash Flows Used In Financing Activities — discontinued operations	—	(2,703)	(1,894)

Net Cash Flows Provided By (Used In) Financing Activities	4,277	(23,065)	10,918

Net Change In Cash And Cash Equivalents	4,477	(65,387)	105,102

Foreign Exchange Effects on Cash — continuing operations	42	(628)	603
Foreign Exchange Effects on Cash — discontinued operations	—	154	45

Foreign Exchange Effects on Cash	42	(474)	648

Cash and Cash Equivalents — Beginning Of Year	46,978	112,839	7,089

Cash and Cash Equivalents — End Of Year	$51,497	$46,978	$112,839

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW

	Year Ended
	March 31,
	2007	2006
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$107,817	$123,012
Purchases of property and equipment	(8,348)	(5,555)
Decrease in Unpresented Bank Drafts	14,772	(14,772)

Free Cash Flow, as defined	$114,241	$102,685

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
ADJUSTED RECONCILIATION OF INCOME BEFORE INCOME TAXES

	Year Ended
	March 31,
	2007	2006
	(Amounts in thousands)
Income before income taxes	$35,159	$590
Stock Appreciation Rights Expense	1,684	(274)
Non-Cash Restricted Stock and Stock Option Expense	7,022	1,716

Adjusted income before income taxes	$43,865	$2,032

Adjusted income before income taxes, is defined as income before income taxes adjusted to add back expenses associated with stock appreciation rights and non-cash charges for restricted stock units and stock options.
Adjusted income before income taxes is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding the financial performance of the business. Management separates these charges in its internal budgeting process and in reviewing the financial results of the Company’s operations. Income before income taxes is a non-GAAP financial measure used by financial analysts and others who follow the industry. Not all companies calculate income before income taxes, as adjusted in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.